                                                        Kingfisher Trust 2001-1G
                                                                 Investor Report

Date of Report:    20 September 2001
Issue Date:        4 June 2001
Payment Date:      20 September 2001
Dealers:           Salomon Smith Barney
                   Australia and New Zealand Banking Group Limited
                   Deutsche Banc Alex. Brown
                   Merrill Lynch & Co.
                   Morgan Stanley Dean Witter
Trustee:           Perpetual Trustee Company Limited

                        Interest Period         Collection Period
From                           4 June 2001                  16 May 2001
To                       20 September 2001               31 August 2001
No: of days                       108 days                     107 days

Principal & Coupon details

                                Class A Notes           Class B Notes

Face Value                      USD 1,000,000,000.00          41,500,000.00
Opening Principal Balance       USD 1,000,000,000.00          41,500,000.00
Opening Note Factor                           1.0000                 1.0000
Base Rate*                    (USD LIBOR 3M) 3.9900%      (BBSW 3M) 4.9186%
Margin                                       0.1800%                0.5000%
Base Rate + Margin                           4.1700%                5.4186%
Interest Payment                   USD 12,510,000.00             665,374.39
Principal Payment                  USD 71,878,071.94                   0.00
Closing Principal Balance         USD 928,121,928.05          41,500,000.00
Closing Note Factor                           0.9281                 1.0000
Moody's Current Rating                           Aaa
S&P Current Rating                               AAA                    AA-
Fitch Current Rating                             AAA                    AA-

All monetary amounts in this report are expressed in Australian Dollars unless stated otherwise.
*The Base Rates used are the linear interpolated rates for 108 days.

Collateral Information:

General Information:
                                           Balance              % of pool
Variable                                    1,826,291,543.47          99.63%
Fixed 1 Year                                    1,952,854.37           0.11%
Fixed 2 Year                                    1,526,641.70           0.08%
Fixed 3 Year                                    1,466,093.44           0.08%
Fixed 4 Year                                      179,313.70           0.01%
Fixed 5 Year                                    1,708,992.12           0.09%
                                             ----------------------------------
Pool                                        1,833,125,438.80         100.00%

                                            At Issue            Current
Weighted Average Seasoning (months)                   18.00           22.40
Weighted Avg. LVR                                     61.09%          59.55%
Avg loan size                                    127,829.00      125,668.43
No. of Loans                                         15,426          14,587

Geographic Distribution:
                                            At Issue            Current
NSW/ACT                                               35.26%       35.27%
VIC                                                   24.49%       24.52%
TAS                                                    0.42%        0.43%
QLD                                                   14.74%       14.62%
SA                                                     9.51%        9.58%
WA                                                    14.81%       14.80%
NT                                                     0.77%        0.77%
                                             ----------------------------------
                                                     100.00%      100.00%

Mortgage Insurance

ANZ Lenders Mortgage Insurance              At Issue            Current
Pty Ltd: Primary                                      27.27%          27.29%
PMI: Pool                                             72.73%          72.71%
                                             ----------------------------------
                                                     100.00%         100.00%

Seasoning Analysis

                                            At Issue            Current
up to and including 3 months                           1.97%        0.00%
> 3 months up to and including 6 months                8.72%        0.94%
> 6 months up to and including 9 months               12.89%        3.65%
> 9 months up to and including 12 months              15.02%       12.36%
> 12 months up to and including 15 months             14.03%       13.89%
> 15 months up to and including 24 months             23.39%       37.07%
> 24 months up to and including 36 months             15.08%       18.79%
> 36 months up to and including 48 months              8.33%       10.68%
> 48 months up to and including 60 months              0.54%        2.59%
> 60 months                                            0.03%        0.03%
                                             ----------------------------------
                                                     100.00%      100.00%

Loan Term
                                            At Issue            Current
up to and including 5 years                            0.06%        0.07%
> 5 years up to and including 10 years                 1.09%        1.05%
>10 years up to and including 15 years                 2.92%        2.95%
>15 years up to and including 20 years                 6.58%        6.58%
>20 years up to and including 25 years                89.28%       89.29%
>25 years up to and including 30 years                 0.07%        0.06%
                                             ----------------------------------
                                                     100.00%      100.00%

Balance Outstanding:
$000's                                      At Issue            Current
up to and including 100                               25.06%       25.78%
> 100 up to and including 150                         29.21%       29.21%
> 150 up to and including 200                         18.65%       18.48%
> 200 up to and including 250                         11.00%       10.73%
> 250 up to and including 300                          7.49%        7.22%
> 300 up to and including 350                          3.81%        3.83%
> 350 up to and including 400                          2.65%        2.73%
> 400 up to and including 500                          2.12%        1.99%
> 500 up to and including 750                          0.00%        0.03%
                                             ----------------------------------
                                                     100.00%      100.00%

LVR Distribution:

                                            At Issue            Current

up to and including 50%                               31.82%       34.50%
> 50% up to and including 55%                          5.61%        5.50%
> 55% up to and including 60%                          6.58%        6.46%
> 60% up to and including 65%                          6.00%        5.86%
> 65% up to and including 70%                          6.75%        6.97%
> 70% up to and including 75%                          8.78%        9.29%
> 75% up to and including 80%                         14.68%       12.90%
> 80% up to and including 85%                          4.57%        4.96%
> 85% up to and including 90%                          9.69%        9.50%
> 90% up to and including 95%                          5.51%        4.07%
> 95% up to and including 100%                         0.00%        0.00%
                                             ----------------------------------
                                                     100.00%      100.00%

Prepayment information

                                           Current Quarter        Cumulative
Scheduled Principal                             9,987,561.60      9,987,561.60
Unscheduled Principal                         127,987,489.99    127,987,489.99
                                             ----------------------------------
Total                                         137,975,051.59    137,975,051.59





                                    1 Month     3 Month    12 Month   Cumulative

Prepayment History (CPR)             21.09%      23.54%      N/A         23.54%




Delinquency Information:

                                  No of Loans               $ Amount of Loans
                             Total        % of Pool       Total      % of pool

30 days to 59 days:           57            0.39%     7,606,946.96       0.41%
60 days to 89 days:            4            0.03%       466,011.87       0.03%
90+ days:                      2            0.01%       193,976.25       0.01%




Aggregate Pool Losses and Insurance Claims

Claims on Insurers                       Nil
Claims refused                           Nil
Losses                                   Nil



Contact Details


Trust Manager:  ANZ Capel Court Limited ABN 30 004 768 807
                Level 6, 530 Collins Street, Melbourne, Victoria, Australia 3000


Contacts:     Nick Chew                           David Addis
              Manager, Transaction Management     Head of Portfolio Securitisation
              ANZ Investment Bank                 ANZ Investment Bank
              Phone: (61 3) 9273 3173             Phone: (61 3) 9273 3538
              Facsimile: (61 3) 9273 3539         Facsimile: (61 3) 9273 3539
              Email: chewn@anz.com                Email: addisd@anz.com


Information on the Notes issued by the Kingfisher Trust 2001-1G may also be found on the Bloomberg page KINGF 3 The information in this report and the Bloomberg pages have been derived from the same source. Discrepancies between this report and the Bloomberg pages may result from differences in calculation and rounding methodology utilised.